Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Audit Committee and Participants of
M/I Homes, Inc. 401(k) Profit Sharing Plan

We consent to the incorporation by reference in the Registration Statement (No.’s 333-169074 and 333-40256) on Form S-8 of the M/I Homes, Inc. 401(k) Profit Sharing Plan of our report dated June 16, 2017, with respect to the statement of net assets available for benefits of M/I Homes, Inc. 401(k) Profit Sharing Plan as of December 31, 2016, the related statement of changes in net assets available for benefits for the year then ended, and the related supplemental schedule as of December 31, 2016, which report appears in the annual report on Form 11-K of the M/I Homes, Inc. 401(k) Profit Sharing Plan for the year ended December 31, 2016.

/s/ Clark, Schaefer, Hackett & Co.

Clark, Schaefer, Hackett & Co.
Columbus, Ohio
June 16, 2017

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

M/I Homes, Inc. 401(k) Profit Sharing Plan
Columbus, Ohio

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (333-169074 and 333-40256) of M/I Homes, Inc. 401(k) Profit Sharing Plan of our report dated June 7, 2016, relating to the statements of net assets available for benefits of M/I Homes, Inc. 401(k) Profit Sharing Plan, which appear in this Form 11-K for the year ended December 31, 2016.

/s/ GBQ Partners LLC

GBQ Partners LLC
Columbus, Ohio
June 16, 2017